Exhibit 99.3

ABATIX CORP.
Charter of the Nominating and Corporate Governance
Committee of the Board of Directors

I.	Purpose
	A.	The Nominating and Corporate Governance (“NCG”) Committee’s primary purpose is to:
		1.	Provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members,
		2.	Recommend to the Board director nominees for the next annual meeting of shareholders or to fill vacancies.
		3.	Assist the Board with committee member selection.
		4.	Evaluate the overall effectiveness of the Board and committees of the Board.
		5.	Recommend to the Board a set of corporate governance principles applicable to the Company.

II.	Authority
A.

The NCG Committee shall have the sole authority to recommend to the Board candidates for Board membership, unless such authority belongs to a third party under the terms of the Company’s Articles of Incorporation, By-laws or any shareholder agreement that allocates the right to nominate directors to a third party.

B.

The NCG Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.  Approval from the Audit Committee is required prior to any advice or assistance from the Company’s independent auditor.

C.

The NCG Committee may delegate authority to one or more members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full committee for ratification at its next scheduled meeting.

III.	Composition
A.

NCG Committee members shall be appointed by the Board of Directors upon the recommendation of a majority of the independent directors.  The members of the Committee shall designate a Chair by majority vote of the Committee membership.

B.

The NCG Committee shall be comprised of three or more directors, each of whom shall be independent, nonexecutive directors, and free from any relationship that would interfere with the exercise of his or her independent judgment.

		1.	For the purposes hereof, the term “independent” shall mean a director who meets the requirements pursuant to SEC and Nasdaq Marketplace Rules.

IV.	Meetings
	A.	The NCG Committee shall meet at least once annually and more frequently if the committee deems it to be appropriate.
	B.	The NCG Committee Chair shall prepare and/or approve an agenda in advance of each meeting.
	C.	The NCG Committee shall make regular reports of its activities to the Board.
	D.	When discussing candidates for nomination, the committee shall meet in executive session.

V.	Responsibilities
	A.	Charter
		1.	Review and reassess the adequacy of this Charter at least annually.
		2.	Recommend proposed changes to the Board.
		3.	At least every three years, submit the charter to the Board of Directors for approval and have the document filed with the SEC.
	B.	Nominations
		1.	The NCG Committee shall recruit, screen, interview and select prospective candidates for Board membership as necessary to fill vacancies or to meet the needs of the Board.
		2.	Consider nominees recommended by shareholders of record who comply with the shareholder nomination procedures established in the By-laws.
		3.	Evaluate the qualifications and performance of each incumbent director prior to the end of his or her term and determine whether to nominate him or her for re-election to the Board.
		4.	Prior to publication, review and approve the “election of directors” section of the Company’s proxy statement.
	C.	Board of Directors
1.

Evaluate no less than annually the appropriateness of the composition and size of the Board of Directors and the number and accountability of the committees of the Board. In carrying out this responsibility, the committee shall consider:

			a)	input from the full Board as to the effectiveness of the operation of the Board and Board committees.
			b)	the director independence requirements of the Nasdaq Stock Market, Inc. and all legal requirements;
			c)	the collective educational and business experience of the members of the Board;
			d)	the long-term interests of the Company’s shareholders; and
			e)	any other criteria deemed relevant by the committee.
		2.	Ensure the committees of the Board have the requisite number of members and expertise to fulfill their function.
		3.	Director Orientation and Continuing Education
a)

Develop (i) an orientation program for new directors, including meetings with senior management and visits to Company facilities and (ii) a director continuing education program that complies with the director education requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

b)

Monitor the continuing education needs of directors with respect to the Company’s business, financial statements, corporate governance policies and other appropriate subjects and recommend action to the Board, individual directors and management when appropriate.

D.	Corporate Governance
	1.	Develop and recommend to the full Board for its approval a set of corporate governance principles. Review the principles no less than annually for the purposes of:
		a)	determining whether the principles are being effectively adhered to and implemented;
		b)	ensuring that the principles are appropriate for the Company and comply with applicable laws, regulations, and Nasdaq listing standards; and
		c)	recommending any desirable changes in the principles to the full Board.
	2.	Ethics and Business Conduct
		a)	Provide oversight to the business ethics and compliance program.
		b)	Review the corporation’s code of conduct annually and direct management to establish a system reasonably designed to assure compliance with the code.
		c)	Require management to report on procedures that provide assurance that the corporation’s mission, values, and code of conduct are properly communicated to all employees on an annual basis.
		d)	Review the programs and policies of the company designed by management to assure compliance with applicable laws and regulations and monitor the results of the compliance efforts.
E.	Other
	1.	Monitor services unrelated to Board membership provided by non-employee directors to the Company and its subsidiaries.
	2.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
	3.	Maintain minutes of meetings.
	4.	Periodically report to the Board of Directors on significant results of the foregoing activities.
	5.	Conduct an annual performance evaluation of the Committee and discuss those results with the Board of Directors.